UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 10, 2006

Date of Report (Date of earliest event reported)
EMDEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX

Item 8.01.     Other Events
     On November 10, 2006, Emdeon Corporation issued a press release announcing an amendment to its pending tender offer (the “Tender Offer”) to increase the number of shares of Emdeon common stock that it is offering to purchase from 100,000,000 to 140,000,000 and to decrease the price it is offering from $12.25 per share to $12.00 per share, without interest. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.
     On November 14, 2006, Emdeon filed Amendment No. 3 to the Schedule TO with respect to the Tender Offer with the Securities and Exchange Commission. A copy of a Supplement to the Offer to Purchase with respect to the Tender Offer was attached as Exhibit (a)(1)(P) to the Schedule TO, as amended by Amendment No. 3 and, pursuant to General Instruction B.3 of Form 8-K, is incorporated herein by this reference. The Supplement to the Offer to Purchase contains a description of the changes to the terms and conditions of the Tender Offer and related information, including certain summary pro forma financial information provided in Section 10. The summary pro forma financial information gives effect to:
•	the previously announced sale of a 52% interest in our Emdeon Business Services segment (excluding the ViPS business unit) to an investment vehicle formed for purposes of the acquisition by General Atlantic LLC, including the treatment of our remaining 48% ownership as an equity method investment; and

•	the repurchase of 140 million shares of Emdeon common stock and the use of approximately $1.68 billion of cash in connection with the Tender Offer.

Item 9.01.     Financial Statements and Exhibits
               (d)   Exhibits
                      The following exhibit is filed herewith:

99.1	Press Release, dated November 10, 2006, announcing amendment to the Registrant’s pending tender offer (incorporated by reference from Exhibit (a)(1)(O) to Amendment No. 2 to the Registrant’s Schedule TO, filed on November 13, 2006)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMDEON CORPORATION
Dated: November 14, 2006	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 10, 2006, announcing amendment to the Registrant’s pending tender offer (incorporated by reference from Exhibit (a)(1)(O) to Amendment No. 2 to the Registrant’s Schedule TO, filed on November 13, 2006)